UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only
(As Permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
CONVERTED ORGANICS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies: The outstanding membership units of TerraSphere Systems LLC

     (2) Aggregate number of securities to which transaction applies: 100% of the outstanding membership units of TerraSphere Systems LLC

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): A maximum being paid for 100% of the outstanding membership units of TerraSphere Systems LLC is $18,962,500.18. The transaction value is based on 34,166,667 shares of Converted Organics Inc. common stock being issued at the average of the high and low price of the registrant’s common stock reported on the NASDAQ Stock Market on July 6, 2010, or $0.555.

     (4) Proposed maximum aggregate value of transaction: $18,962,500.18

     (5) Total fee paid: $1,352.03

☑ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

This proxy statement is dated September 10, 2010 and is first being mailed to stockholders on or about September 10, 2010.
Converted Organics Inc.
137A Lewis Wharf
Boston, MA 02110
617 624 0111
          This proxy supplement should be read in conjunction with our proxy statement dated July 30, 2010, or the original proxy statement, with respect to the special meeting of stockholders of Converted Organics Inc. to be held on September 16, 2010. This proxy supplement is qualified by reference to the original proxy statement, except to the extent that the information contained herein supersedes the information contained in the original proxy statement. This proxy supplement is not complete without, and may not be utilized except in connection with, the original proxy statement.
          The purpose of this proxy supplement is to disclose: (a) that, as announced on August 30, 2010, the date of the special meeting has been changed from August 31, 2010 to September 16, 2010; and (b) that on September 10, 2010, our board of directors amended our bylaws to change the quorum necessary to hold a valid meeting. Our bylaws have been amended such that the quorum required to be present at any meeting will be one-third of our outstanding shares entitled to vote at the meeting, represented in person or by proxy.
          With respect to the proposals set forth in the original proxy statement, as of September 8, 2010, approximately 37.3% of shareholders had voted on the proposals, with approximately 87.6% / 11.5% / 1% voting FOR/AGAINST/ABSTAIN, respectively, the TerraSphere Proposal, and approximately 84.0% / 13.5% / 2.6% voting FOR/AGAINST/ABSTAIN, respectively, the Adjournment Proposal.
          Attached is a new notice of meeting reflecting the new meeting date and the change to the quorum.
If you have already voted your shares and wish to change your vote, you should send in the proxy card included with this proxy supplement with your changed vote, or you may change your vote via telephone or on the Internet by following the instructions on the proxy card. If you have already voted your shares and do not wish to change your vote, you do not need to do anything.
This Proxy Supplement is dated September 10, 2010
Important Notice Regarding the Availability of Proxy Materials
for the Special Stockholder Meeting to be Held on September 16, 2010:
The Proxy Statement is available at [http://ir.convertedorganics.com/annuals.cfm]

Converted Organics Inc.
137A Lewis Wharf
Boston, MA 02110
617 624 0111
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 16, 2010
TO THE STOCKHOLDERS OF CONVERTED ORGANICS INC.:
          NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Converted Organics Inc., a Delaware corporation (the “Company”), relating to the proposed acquisition with TerraSphere Systems LLC, a Massachusetts limited liability company (“TerraSphere”), will be held at 9:30 a.m. Eastern time on September 16, 2010, at Marriott’s Long Wharf, 296 State Street, Boston, MA, 02109, to consider and vote upon the following matter:
          Proposal 1. The issuance of up to 34,166,667 shares of Company common stock to the members of TerraSphere in exchange for 100% of the units of TerraSphere, subject to upward adjustment based on certain anti-dilution protections described in this proxy statement. This proposal is called the “TerraSphere Proposal.”
          Proposal 2. Any adjournment of the special meeting for the purpose of soliciting additional proxies. This proposal is called the “Adjournment Proposal.”
          On July 6, 2010, a Membership Interest Purchase Agreement was entered into by and among the Company, TerraSphere, Inc., a wholly owned subsidiary of the Company, TerraSphere and the members of TerraSphere, pursuant to which the Company agreed to acquire 100% of TerraSphere. The maximum total purchase price for TerraSphere will be $25,830,000, which includes earn-out payments of up to $11,040,000, payable solely in shares of common stock valued at $0.756 per share. Pursuant to the purchase agreement, if the acquisition is approved by the Company’s stockholders, the Company will issue up to 34,166,667 shares of its common stock, subject to upward adjustment based on certain anti-dilution protections, to the members of TerraSphere in exchange for 100% of the units of TerraSphere. Of these shares, 19,563,492 shares will be issued at the closing of the acquisition, and the remainder of the shares will be issued if TerraSphere achieves certain milestones described in this proxy statement. Upon completion of the proposed acquisition, TerraSphere would become a wholly-owned subsidiary of the Company. The acquisition of TerraSphere will require the issuance of approximately 84.6% of the outstanding shares of Company before the issuance and would represent 45.7% of our voting shares following the issuance, assuming the maximum number of shares are issued in the transaction.
          Pursuant to the rules of the NASDAQ Stock Market, the TerraSphere acquisition requires the approval by a majority of the total votes cast at a special meeting of stockholders at which a quorum is present.
          Mr. Edward J. Gildea, the Company’s Chairman and Chief Executive Officer, has an interest in 8.75% of the units of TerraSphere, and family members of Mr. Gildea hold significant units of TerraSphere and serve as officers of TerraSphere. Our board of directors formed a special committee of disinterested directors to evaluate and, if appropriate, negotiate the proposed TerraSphere acquisition because of Mr. Gildea’s interest in TerraSphere. The special committee obtained valuation advice and a fairness opinion from an independent investment bank, and negotiated the terms of the TerraSphere acquisition with TerraSphere management. Mr. Gildea did not participate in the negotiations. The special committee unanimously determined that the terms of the TerraSphere acquisition are advisable, fair to, and in the best interests of our stockholders. Upon the special committee’s unanimous recommendation, our board of directors then unanimously (with Mr. Gildea abstaining) determined that the terms of the TerraSphere acquisition are advisable, fair to, and in the best interests of, our stockholders.
          After careful consideration, and upon the unanimous recommendation of a special committee of the disinterested directors, our board of directors has unanimously (with Mr. Gildea abstaining) approved the proposal referred to above and concluded that it is advisable, fair to, and in the best interests of our stockholders. The special committee and our board of directors unanimously recommend that our stockholders vote “FOR” the TerraSphere Proposal referred to above, and “FOR” the Adjournment Proposal.
          The Company’s board of directors has fixed the record date as the close of business on July 21, 2010, as the date for determining stockholders entitled to receive notice of and to vote at the special meeting and any adjournment thereof. The holders of record of the Company’s common stock on the record date are entitled to have their votes counted at the special meeting or any adjournment.
          A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if one-third of our outstanding shares entitled to vote at the meeting are represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum for the meeting. Brokers may not vote on the proposal without stockholder action. We will not have any broker non-votes at the meeting. The approval of the TerraSphere Proposal and the Adjournment Proposal will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and cast at the special meeting.
          The proxy statement accompanying this notice sets forth more information about TerraSphere, the TerraSphere members, the purchase agreement and the interests of Mr. Gildea in the acquisition. The accompanying materials also provide instructions on how to vote your shares in person at the special meeting or by proxy.

Your vote is important.
If you do not plan to attend the meeting, please sign, date and promptly return the enclosed proxy. A postage-paid reply envelope is enclosed for your convenience. A stockholder who submits a proxy may revoke it at any time before the vote is taken at the meeting, or by voting in person at the meeting.